Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, no par value per share, reserved for issuance under the Inducement Stock Option and Equity Compensation Plan	457(c) and 457(h)	250,000	$7.13 (2)	$1,782,500.00	$92.70 per $1,000,000	$165.24
Equity	Common Shares, no par value per share, reserved for issuance pursuant to outstanding option awards under the Inducement Stock Option and Equity Compensation Plan	457(h)	500,000	$14.97(3)	$7,485,000.00	$92.70 per $1,000,000	$693.86
Total Offering Amounts					$9,267,500.00		$859.10
Total Fee Offsets							–
Net Fee Due							$859.10

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares of the Registrant that become issuable under the Inducement Stock Option and Equity Compensation Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $7.13, the average of the high and low prices of the Common Shares, as reported on the New York Stock Exchange (the “NYSE”) on February 22, 2022.

(3)

Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the price of $14.97 per share. The price of $14.97 per share represents the exercise price per share.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources